Exhibit (d) (7)

AMENDMENT NO. 1

TO LETTER AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the letter agreement dated November 11, 2018 (the “Equity Commitment Letter”) by and between Essar Telecom Limited, a Mauritius entity (“Investor”), and BBX Main Inc., a Delaware corporation (“Parent”), is made and entered into effective as of December 20, 2018, by and among Investor and Parent; and

WHEREAS, pursuant to Section 4 of the Equity Commitment Letter, the Equity Commitment Letter may be amended by the parties thereto.

WHEREAS, the parties have determined that it is in the best interest of the Offer and the Transactions to amend the Equity Commitment Letter to increase the Minimum Amount to $30,804,774 and to increase the Maximum Amount to $35,804,777.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parent Entities and the Company hereby agree to amend the Equity Commitment Letter as follows:

1.	Definitions. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Equity Commitment Letter, as amended hereby.

2.

Amendment to Definitions. The defined term “Minimum Amount,” as set forth in Section 1 of the Equity Commitment Letter and referenced throughout the Equity Commitment Letter is hereby deleted and replaced with “$30,804,774.” The defined term “Maximum Amount,” as set forth in Section 1 of the Equity Commitment Letter and referenced throughout the Equity Commitment Letter is hereby deleted and replaced with “$35,804,777.”

3.

Miscellaneous. The provisions set forth in Sections 4, 5, 9, 10, and 12 of the Equity Commitment Letter are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized parties thereunto duly authorized as of the date first above written.

ESSAR TELECOM LIMITED

/s/ Ritish Doorbiz
Name: Ritish Doorbiz Title: Authorized Signatory

[Signature Page to ECL Amendment]

BBX MAIN INC.

/s/ Deepak Bansal
Name: Deepak Bansal Title: President and CEO

[Signature Page to ECL Amendment]